As filed with the Securities and Exchange Commission on February 25, 2021
No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 __________________
FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 __________________
Freedom Acquisition I Corp. (Exact name of registrant as specified in its charter)
Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

14 Wall Street, 20th Floor

New York, NY 10005

Tel: (212) 618-1798
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________

Adam Gishen Chief Executive Officer 14 Wall Street, 20th Floor New York, NY 10005 Tel: (212) 618-1798
(Name, address, including zip code, and telephone number, including area code, of agent for service) __________________ Copies to:
Deanna L. Kirkpatrick Pedro J. Bermeo Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Tel: (212) 450-4000	Suzanne Correy Maples and Calder P.O. Box 309, Ugland House Grand Cayman KY1-1104 Cayman Islands Tel: (345) 949-8066	Emily J. Oldshue Anne F. Hancock Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 Tel: (617) 951-7000	Gregg A. Noel P. Michelle Gasaway Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, CA 90071 Tel: (213) 687-5000
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. __________________
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File Number 333-252940

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fourth of one redeemable warrant(2)	5,750,000 Units	$ 10.00	$ 57,500,000	$ 6,273.25
Class A ordinary shares included as part of the units(3)	5,750,000 Shares	―	―	― (4)
Redeemable warrants included as part of the units(3)	1,437,500 Warrants	―	―	― (4)
Total			$ 57,500,000	$ 6,273.25 (5)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Represents 5,750,000 units, consisting of 5,750,000 Class A ordinary shares and 1,437,500 redeemable warrants (including 750,000 units, consisting of 750,000 Class A ordinary shares and 187,500 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any).

(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).

(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $287,500,000 on its Registration Statement on Form S-1, as amended (File No. 333-252940), which was declared effective by the Securities and Exchange Commission on February 25, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $57,500,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION

INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with respect to the registration of 5,750,000 additional units of Freedom Acquisition I Corp., a Cayman Islands exempted company (the “Registrant”), each consisting of one Class A ordinary share and one-fourth of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V of Form S-1, including 750,000 units that may be purchased by the underwriters to cover over-allotments, if any. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments, and only whole warrants are exercisable. Pursuant to Rule 462(b), the Registrant hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1, as amended (File No. 333-252940), declared effective on February 25, 2021 by the Securities and Exchange Commission (the “Commission”), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of February 26, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than February 26, 2021.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)       Exhibits. All exhibits filed with or incorporated by reference in Registration Statement No. 333-252940 are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for those set forth in the exhibit index attached hereto, which are filed herewith.

Exhibit Number	Description
5.1	Opinion of Davis Polk & Wardwell LLP
5.2	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant
23.1	Consent of Marcum LLP
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
23.3	Consent of Maples and Calder (included in Exhibit 5.2)
24.1	Power of Attorney (included on signature page of the initial filing of Registration Statement on Form S-1, File No. 333-252940, initially filed on February 10, 2021)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 25th day of February, 2021.

FREEDOM ACQUISITION I CORP.

By:	/s/ Adam Gishen
Name: Adam Gishen
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	Tidjane Thiam	February 25, 2021
Executive Chairman
/s/ Adam Gishen	Adam Gishen	February 25, 2021
Chief Executive Officer (Principal Executive Officer and Principal Financial and Principal Accounting Officer)
*By:	/s/ Adam Gishen
Adam Gishen Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Freedom Acquisition I Corp., in the City of New York, New York, on the 25th day of February, 2021.

By:	/s/ Adam Gishen
Name: Adam Gishen
Title: Chief Executive Officer